UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2003

SALEM COMMUNICATIONS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26497 (Commission File Number)	77-0121400 (IRS Employer Identification No.)

4880 Santa Rosa Road, Camarillo, California (Address of Principal Executive Offices)	93012 (Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

TABLE OF CONTENTS

ITEM 9. REGULATION FD DISCLOSURE
ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
EXHIBITS
SIGNATURE
EXHIBIT INDEX
Exhibit 99.1

ITEM 9.     REGULATION FD DISCLOSURE*

     On October 30, 2003, Salem Communications Corporation issued a press release regarding the results of operations for third quarter 2003. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 12.     RESULTS OF OPEARATIONS AND FINANCIAL CONDITION*

     On October 30, 2003, Salem Communications Corporation issued a press release regarding the results of operations for third quarter 2003. A copy of the press release is attached hereto as Exhibit 99.1.

     * The information furnished under Item 9 and Item 12 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM COMMUNICATIONS CORPORATION
Date: October 31, 2003
By: /s/ EVAN D. MASYR

Evan D. Masyr
Vice President and Corporate Controller

EXHIBIT 99.1

Salem Communications Announces Third Quarter 2003 Net Broadcasting Revenue and Station Operating Income Increases of 6.8% and 10.1%, Respectively

Salem Projects 12% Same Station Revenue Growth for October 2003

CAMARILLO, Calif., Oct 30, 2003 (BUSINESS WIRE) -- Salem Communications Corporation (Nasdaq:SALM), the leading radio broadcaster focused on religious and family themes programming, today announced results for the third quarter ended September 30, 2003.

Commenting on these results, Edward G. Atsinger III, President and CEO, said, "Salem outperformed the radio industry in the third quarter, achieving revenue growth of 6.8% and station operating income growth of 10.1%. These impressive results were fueled by high growth at our start-up and development stage stations, which is driven by the success of our Christian music format, combined with the consistent and stable performance of our block programming business. Salem's results to date and outlook for the future demonstrate Salem's ability to deliver both predictability and growth. Looking ahead to the fourth quarter, we are seeing an up-tick in our business as demonstrated by our projected 12% same station revenue growth for the month of October. In total, we expect our fourth quarter same station revenues to be up in the high single digits setting the stage for another year of growth in 2004."

Third Quarter 2003 Results

For the quarter ended September 30, 2003, net broadcasting revenue increased 6.8% to $42.6 million from $39.8 million in the same quarter a year ago. The company reported operating income of $7.6 million for the quarter, compared with operating income of $7.4 million for the same quarter last year. Operating income for the quarter was reduced by a one-time write-off of $0.7 million due to the cancellation of a contemplated debt offering. The company reported net income of $1.5 million for the quarter, or $0.06 per diluted share, compared with net income of $18.1 million, or $0.77 per diluted share, for the same quarter last year. Included in net income for the prior year was a $17.9 million gain from the sale of WYGY-FM.

Station operating income ("SOI") increased 10.1% to $15.4 million for the third quarter of 2003 from $14.0 million for the corresponding 2002 quarter. Station operating income margin increased to 36.2% for the third quarter of 2003 from 35.1% for the third quarter of 2002.

EBITDA decreased 61.3% to $10.8 million in the third quarter of 2003 compared to $27.9 million in the same quarter last year. EBITDA included a write-off of $0.7 million from the cancellation of a contemplated debt offering for third quarter 2003, and included a gain of $17.9 million from the sale of WYGY-FM for the prior year. Excluding the impact of the write-off in 2003 and the gain on sale in 2002, adjusted EBITDA for the third quarter of 2003 increased 14.1% to $11.5 million from $10.0 million for the third quarter of 2002.

On a same station basis, net broadcasting revenue increased 5.9% to $42.2 million and station operating income increased 10.1% to $15.5 million for the third quarter of 2003, as compared to the third quarter of 2002.

Per share numbers were calculated based on 23,583,244 weighted average diluted outstanding shares for the quarter ended September 30, 2003, and 23,564,626 weighted average diluted outstanding shares for the comparable 2002 period.

SOI Margin Composition Analysis

The following analysis of the company's radio station portfolio, which is for analytical purposes only, separates each station into one of four categories based upon third quarter 2003 performance. The company believes this analysis is helpful in assessing the portfolio's financial and operational performance.

Three Months Ended September 30,
(Revenue and SOI in millions)

	2002					2003

SOI Margin %	Stations	Revenue	SOI	Average SOI%		Stations	Revenue	SOI	Average SOI%

50% or greater	14	$10.8	$6.7	61.5%		16	$13.9	$8.4	60.5%
30 to 49%	27	14.6	5.8	39.5%		29	14.5	6.1	41.7%
0 to 29%	32	9.3	2.1	22.7%		32	10.0	1.9	18.7%
Less than 0%	12	1.6	(1.1)	(65.5%	)	12	1.0	(0.4)	(34.6%	)

Subtotal	85	36.3	13.5	37.1%		89	39.4	16.0	40.5%
Other	–	3.5	0.5	14.0%		–	3.2	(0.6)	(18.5%	)

Total	85	$39.8	$14.0	35.1%		89	$42.6	$15.4	36.2%

Year to Date 2003 Results

For the nine months ended September 30, 2003, net broadcasting revenue increased 7.8% to $124.7 million from $115.6 million for the same period last year. The company reported operating income of $19.7 million for the first nine months of 2003, compared with operating income of $16.0 million for the same period last year. Operating income was reduced by a $2.2 million cost related to the denial of a tower relocation and a coverage license upgrade, a $0.7 million write-off from the cancellation of a contemplated debt offering in 2003, and $2.3 million for legal settlement costs in 2002. The company reported a net loss of $2.8 million, or $0.12 loss per diluted share, compared with net income of $14.7 million, or $0.62 per diluted share, for the same period last year. The net loss for the first nine months of 2003 included a loss (net of an income tax benefit) of $4.0 million, or $0.17 loss per share, as a result of the early retirement of $100 million of the company's 9.5% senior subordinated notes. Included in net income for the first nine months of 2002 was a $17.9 million gain from the sale of WYGY-FM.

Station operating income increased 14.4% to $43.7 million from $38.2 million in the corresponding 2002 period. Station operating income margin increased to 35.0% for the first nine months of 2003, from 33.0% in the same period of 2002.

EBITDA decreased 46.0% to $22.4 million in the first nine months of 2003 compared to $41.5 million in the same period last year. For the first nine months of 2003, EBITDA included a one-time expense of $6.4 million for an early retirement of bonds, a $2.2 million cost due to a denied tower site and license upgrade, and a $0.7 million write-off from the cancellation of a contemplated debt offering. For the first nine months of 2002, EBITDA included a one-time cost of $2.3 million legal settlement costs and a $17.9 million gain from the sale of WYGY-FM. Excluding the impact of these items, adjusted EBITDA for the first nine months of 2003 increased 22.3% to $31.7 million from $25.9 million in the same period of 2002.

For the nine months ended September 30, 2003, same station net broadcasting revenue and station operating income increased 7.2% and 14.0%, respectively, as compared to the comparable 2002 period.

Per share numbers were calculated based on 23,486,033 weighted average diluted outstanding shares for the nine months ended September 30, 2003, and 23,573,149 weighted average diluted outstanding shares for the comparable 2002 period.

Balance Sheet

As of September 30, 2003, the company had net debt of $319.5 million and was in compliance with all of its covenants under the credit facility and bond indentures. Salem's bank leverage ratio was 6.7 as of September 30, 2003 versus a compliance covenant of 7.25. Salem's bond leverage ratio was 6.3 as of September 30, 2003 versus an incurrence covenant of 7.0.

Station Acquisitions

Since June 30, 2003, Salem has completed or entered into several radio stations acquisitions including:

°The completion of the acquisition of WJGR-AM, WZNZ-AM, WZAZ-AM and WBGB-FM, in Jacksonville, Florida, from Concord Media Group Inc. for approximately $8.7 million.

°The completion of the acquisition of KZNT-AM (formerly KKCS-AM) in Colorado Springs, Colorado, from Walton Stations - Colorado, Inc. for approximately $1.5 million.

°The completion of the acquisition of a construction permit in Grass Valley, California (Sacramento market) for approximately $1.0 million.

°The pending acquisition of WTTT-AM (formerly WAMG-AM) in Boston, Massachusetts, from Mega Communications for approximately $8.6 million. Fourth Quarter and Full Year 2003 Outlook

For the fourth quarter of 2003, Salem is projecting net broadcasting revenue of between $43.8 and $44.3 million. Net income for the fourth quarter of 2003 is projected to be between $0.08 and $0.10 per share. Salem is projecting station operating income of between $16.0 and $16.5 million for the fourth quarter of 2003.

Fourth quarter 2003 guidance reflects the following:

°Salem expects to achieve same station revenue growth of 12% for October and based on its most recent pacings, Salem is projecting fourth quarter same station revenue growth in the high single digits.

°Continued growth from Salem's underdeveloped radio stations.

°Continued softness in the radio industry advertising market.

°Start-up losses associated with newly acquired radio stations in the Jacksonville and Boston markets.

For the full year of 2003, Salem is projecting net broadcasting revenue of between $168.5 and $169.0 million. Net loss for 2003 is projected to be between $0.04 and $0.02 per share. Salem is projecting station operating income of between $59.7 and $60.2 million for the full year of 2003.

Additionally, for 2003 the company expects corporate expenses of approximately $16.0 million, acquisition and improvement related capital expenditures of approximately $6.0 million, and maintenance capital expenditures of approximately $4.0 million.

Salem will host a teleconference to discuss its results today at 5:00 PM Eastern Time. To access the teleconference, please dial 973-582-2741 ten minutes prior to the start time. The teleconference will be available live and via archived webcast on the investor relations portion of the company's website, located at www.salem.cc. The webcast is also being distributed over PrecisionIR's Investor Distribution Network to both institutional and individual investors. Investors can listen to the call through PrecisionIR's webcast site at www.vcall.com or by visiting any of the investor sites in PrecisionIR's Investor Network.

If you are unable to listen to the live teleconference at its scheduled time, there will be a replay available through November 13, 2003, which can be accessed by dialing 973-341-3080, passcode 4272843, or on the company's website.

Salem Communications, headquartered in Camarillo, California, is the leading radio broadcaster focused on religious and family-themed programming. Upon the completion of all announced transactions, the company will own and operate 92 radio stations, in 36 radio markets, including 58 stations in the top 25 markets. In addition to its radio properties, Salem owns the Salem Radio Network, which syndicates talk, news and music programming to approximately 1,600 affiliated radio stations throughout the United States; Salem Radio Representatives, a national sales organization; Salem Web Network, a leading Internet provider of Christian focused content; and Salem Publishing, a leading publisher of Christian magazines.

Forward Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of recently launched music formats, competition in the radio broadcast, Internet and publishing industries and from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

The company's results include non-GAAP financial measures of station operating income, which is defined as net broadcasting revenue minus broadcasting operating expenses, and EBITDA, which is defined by the SEC as net income plus interest expense, tax, depreciation and amortization and minus interest income. Salem's definition of station operating income is not necessarily comparable to similarly titled measures reported by other companies. Salem has provided supplemental information, as an attachment to this press release, which reconciles non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles ("GAAP").

Station operating income and EBITDA are not measures of performance calculated in accordance with GAAP; they should be viewed as a supplement to and not a substitute for results of operations presented on the basis of GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, are useful to investors because they are generally recognized by the radio broadcasting industry as a tool to provide useful measures of the company's operating performance and to apply valuation methodologies for companies in the media, entertainment and communications industries. These measures are used by investors and by analysts who report on the industry to provide comparisons between broadcasting groups. Salem uses these non-GAAP financial measures as key measures of operating efficiency and profitability.

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	September 30,
	2002	2003

Assets
Cash	$26,325	$5,476
Restricted cash	107,661	–
Accounts receivable, net	30,696	31,170
Deferred income taxes	2,281	4,083
Other current assets	3,860	4,044
Property, plant and equipment, net	99,194	97,272
Intangible assets, net	380,508	387,193
Bond issue costs	7,854	5,819
Fair value in excess of book value of interest rate swap	7,790	6,439
Other assets	6,040	7,875

Total assets	$672,209	$549,371

Liabilities and Stockholders' Equity
Current liabilities	$121,378	$17,897
Long-term debt and capital lease obligations	343,118	325,014
Fair value in excess of book value of debt hedged with interest rate swap	7,790	6,439
Deferred income taxes	26,447	36,693
Other liabilities	1,548	4,106
Stockholders' equity	171,928	169,222

Total liabilities and stockholders’ equity	$672,209	$549,371

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share and margin data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2002	2003	2002	2003

Gross broadcasting revenue	$43,420	$46,542	$126,008	$135,977
Less agency commissions	3,574	3,967	10,376	11,268

Net broadcasting revenue	39,846	42,575	115,632	124,709
Other media revenue	2,035	1,887	5,586	6,042

Total revenue	41,881	44,462	121,218	130,751
Operating expenses:
Broadcasting operating expenses	25,864	27,183	77,437	81,026
Costs of denied tower site and license upgrade	–	–	–	2,202
Other media operating expenses	1,878	1,964	5,613	5,940
Legal settlement	–	–	2,300	–
Corporate expenses	3,882	3,992	11,300	12,063
Cost of terminated offering	–	651	–	651
Depreciation and amortization	2,843	3,084	8,600	9,179

Total operating expenses	34,467	36,874	105,250	111,061

Operating income	7,414	7,588	15,968	19,690
Other income (expense):
Interest income	52	24	114	195
Loss on sale of assets	(97)	263	(548)	263
Interest expense	(6,868)	(5,470)	(20,293)	(17,706)
Loss on early redemption of long-term debt	–	–	–	(6,440)
Other expense, net	(122)	(129)	(398)	(290)

Income (loss) before income taxes and discontinued operations	379	2,276	(5,157)	(4,288)
Provision (benefit) for income taxes	131	820	(1,965)	(1,498)

Income (loss) before discontinued operations	248	1,456	(3,192)	(2,790)
Discontinued operations, net of tax	17,858	–	17,871	–

Net income (loss)	$18,106	$1,456	$14,679	$(2,790)

Basic and diluted income (loss) per share before discontinued operations	$(0.01)	$0.06	$(0.14)	$(0.12)
Discontinued operations per share	0.76	–	0.76	–

Basic and diluted net income (loss) per share after discontinued operations	0.77	0.06	0.63	(0.12)

Diluted income (loss) per share before discontinued operations	$0.01	$0.06	$(0.14)	$(0.12)
Discontinued operations	0.76	–	0.76	–

Diluted income (loss) per share after discontinued operations	0.77	0.06	0.62	(0.12)

Basic weighted average shares outstanding	23,483,663	23,488,463	23,470,477	23,486,033

Diluted weighted average shares outstanding	23,564,626	23,583,244	23,573,149	23,486,033

Other Data:
Station operating income	$13,982	$15,392	$38,195	$43,683
Station operating margin	35.1%	36.2%	33.0%	35.0%

Salem Communications Corporation
Supplemental Information

					Projected
	Three Months Ended		Nine Months Ended		Three Months Ending
	September 30,		Septmeber 30,		December 30, 2003
	2002	2003	2002	2003	Low	High

	(in thousands)				(in millions)
Capital expenditures
Acquisition related/income producing	$2,855	$2,547	$7,578	$3,958
Maintenance	1,092	773	3,671	2,471

Total capital expenditures	$3,947	$3,320	$11,249	$6,429

Tax information
Cash tax expense	$74	$17	$200	$463
Deferred tax expense	57	803	(2,165)	(1,961)

Provision (benefit) for income taxes	$131	$820	$(1,965)	$(1,498)

Tax benefit of non-book amortization	$2,985	$2,764	$8,632	$8,290

Reconciliation of Station Operating Income to Operating Income
Station operating income	$13,982	$15,392	$38,195	$43,683	$16.0	$16.5
Plus:
Other media revenue	2,035	1,887	5,586	6,042	2.3	2.3
Less:
Cost of denied tower site and license upgrade	–	–	–	(2,202)	–	–
Other media operating expenses	(1,878)	(1,964)	(5,613)	(5,940)	(2.2)	(2.2)
Less legal settlement	–	–	(2,300)	–	–	–
Corporate expenses	(3,882)	(3,992)	(11,300)	(12,063)	(4.0)	(4.0)
Cost of terminated offering	–	(651)	–	(651)	–	–
Depreciation and amortization	(2,843)	(3,084)	(8,600)	(9,179)	(3.2)	(3.2)

Operating income	$7,414	$7,588	$15,968	$19,690	$8.9	$9.4

Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$10,038	$11,457	$25,922	$31,695
Less:
Cost of denied tower site and license upgrade	–	–	–	(2,202)
Less legal settlement	–	–	(2,300)	–
Cost of terminated offering	–	(651)	–	(651)
Loss on early redemption of long-term debt	–	–	–	(6,440)
Discontinued operations, net of tax	17,858	–	17,871	–

EBITDA	27,896	10,806	41,493	22,402
Plus:
Interest income	52	24	114	195
Less:
Depreciation and amortization	(2,843)	(3,084)	(8,600)	(9,179)
Interest expense	(6,868)	(5,470)	(20,293)	(17,706)
(Provision) benefit for income taxes	(131)	(802)	1,965	1,498

Net income	$18,106	$1,456	$14,679	$(2,790)